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                                                                      Exhibit 5



                                  May 21, 1997




Board of Directors
Emerald Financial Corp.
14092 Pearl Road
Strongsville, OH 44136

         RE:      Form S-8 Registration Statement

Gentlemen and Ladies:

         We are rendering this opinion in connection with the Form S-8 Registration Statement (the "Registration Statement") filed by Emerald Financial Corp. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to 100,000 shares of the Company's Common Stock, no par value, (the "Shares") offered pursuant to the provisions of the Company's 1994 Long-Term Incentive Plan (the "Plan").

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with authorization, issuance and sale of the Shares. We have examined such corporate documents, records, certificates, and papers, and have made an examination of such legal matters, and have taken such other steps as deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         To the extent that this opinion is based upon factual information, we have relied upon certain representations and certifications made by the executive management of the Company, and we have no reason to believe that reliance thereon is unwarranted.

         For the purposes of this opinion, we have assumed the genuineness of all signatures on all documents submitted to us, assumed the authenticity of all documents submitted as originals to us and the conformity to the original documents of all copies of documents submitted to us.

         Based upon the foregoing, we are of the opinion that when issued in accordance with the terms of the Plan and the options or other awards granted thereunder, the Shares will be duly authorized, validly issued, fully paid and nonassessable. No other opinion should be inferred as to any other matters not specifically covered herein. The opinion expressed herein is expressed solely


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Emerald Financial Corp.
May 23, 1997
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to the addressee hereof, who may rely thereon, and this opinion shall not be deemed to be extended to any other person.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement covering the Shares.

                                       Sincerely yours,

                                       Grady & Associates








                                                               Exhibit 5, Page 2